UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              NEXTEL PARTNERS, INC.
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                (Name of Registrant as Specified in Its Charter)

                                      N/ A
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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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          pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

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NEWS RELEASE
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[NEXTEL PARTNERS LOGO]

                                                NEXTEL PARTNERS, INC.
                                                4500 Carillon Point
                                                Kirkland, WA 98033
                                                (425) 576-3600

                                                                       CONTACTS:
                                    INVESTORS:  ALICE KANG RYDER  (425) 576-3696
                                           MEDIA:  SUSAN JOHNSTON (425) 576-3617


                NEXTEL PARTNERS MAILS DEFINITIVE PROXY MATERIALS

         SPECIAL MEETING OF STOCKHOLDERS SCHEDULED FOR OCTOBER 24, 2005

KIRKLAND, Wash., September 22, 2005 - Nextel Partners, Inc. (NASDAQ: NXTP) announced today that it will be commencing the mailing of its definitive proxy materials to all Nextel Partners Class A stockholders to vote on exercising the "put right" provided by the certificate of incorporation. The ability to exercise this put right was triggered by the recently completed merger of Nextel Communications, Inc. and Sprint Corporation.

If a majority of the Nextel Partners Class A common shares represented at the special stockholders meeting are voted in favor of exercising the put right, Nextel WIP Corp., a wholly owned subsidiary of Nextel Communications, would be required to purchase all outstanding shares of Nextel Partners' Class A common stock at a fair market value price determined under an appraisal proceeding that is described in the proxy materials.

The special committee of Nextel Partners' Board unanimously recommends that Nextel Partners shareholders vote in favor of exercising the put right at the special meeting.

Nextel Partners Class A shareholders of record as of September 9, 2005 will be entitled to vote at the special meeting, which has been scheduled for 10:00 am PT on October 24, 2005. The meeting will be held at the Hyatt Regency in Bellevue, Washington.

ABOUT NEXTEL PARTNERS
Nextel Partners, Inc., (Nasdaq: NXTP), a FORTUNE 1000 company based in Kirkland, Wash., has exclusive rights to offer the same fully integrated, digital wireless communications services offered by Nextel Communications (Nextel) in mid-sized and rural markets in 31 states where approximately 54 million people reside. Nextel Partners and Nextel together offer the largest guaranteed all-digital wireless network in the country serving 297 of the top 300 U.S. markets. To learn more about Nextel Partners, visit www.nextelpartners.com.